4867-8232-6291 v.1.1
LIST OF GUARANTOR SUBSIDIARIES
Equinor Energy AS, a company existing under the Norwegian Private Limited
Liability Companies Act and a wholly owned subsidiary of Equinor ASA, has guaranteed or is a co-obligor for the following unsecured debt securities.
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USD 500,000,000 3.250% Notes due 2024
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USD 250,000,000 7.15% Debentures due 2025
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USD 1,250,000,000 2.875% Notes due 2025
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USD 750,000,000 1.750% Notes due 2026
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USD 480,512,000 7.250% Debentures due 2027
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USD 15,588,000 7.250% Debentures due 2027
●

USD 500,000,000 3.000% Notes due 2027
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USD 1,000,000,000 3.625% Notes due 2028
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USD 250,000,000 6.800% Debentures due 2028
●

USD 275,000,000 7.150% Debentures due 2029
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USD 1,500,000,000 3.125% Notes due 2030
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USD 750,000,000 2.375% Notes due 2030
●

USD 750,000,000 5.100% Notes due 2040
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USD 500,000,000 3.625% Notes due 2040
●

USD 350,000,000 4.250% Notes due 2041
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USD 300,000,000 4.250% Notes due 2041
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USD 850,000,000 3.950% Notes due 2043
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USD 750,000,000 4.800% Notes due 2043
●

USD 1,000,000,000 3.250% Notes due 2049
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USD 1,250,000,000 3.700% Notes due 2050